Exhibit 99.2

                     Nanchang Best Animal Husbandry Co., Ltd
                              Financial Statements
              Years Ended December 31, 2005 and 2004
            And Six Months Ended June 30, 2006 and 2005 (Unaudited)







                                    Contents

                                                                                    Page
                                                                                    ----

Report of Independent Registered Public Accounting Firm                               1

Financial Statements:
     Balance Sheets as of December 31, 2005 and June 30, 2006                         2

     Statements of income and comprehensive income for the years ended

        December 31, 2005 and 2004 and Six Months Ended June 30, 2006 and 2005        3

  Statements of Cash Flows for the years ended

        December 31, 2005 and 2004 and Six Months Ended June 30, 2006 and 2005        4

     Statements of Stockholders' Equity for the years ended

        December 31, 2005 and 2004                                                    5

      Notes to Financial Statements                                                   6-13


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Nanchang Best Animal Husbandry Co., Ltd.

We have audited the accompanying balance sheet of Nanchang Best Animal Husbandry Co., Ltd. as of December 31, 2005 and the related statements of income and comprehensive income , retained earnings, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nanchang Best Animal Husbandry Co., Ltd. as of December 31, 2005, and the results of its operations and cash flows for the years ended December 31, 2004 and 2005 in conformity with US generally accepted accounting principles.




Goldman & Parks LLP


Tarzana, California
August 30, 2006

                    NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.
                                 BALANCE SHEETS
                    AS OF JUNE 30, 2006 AND DECEMBER 31, 2005
                                     ASSETS

                                                                                         June 30,      December 31,
                                                                                           2006            2005
                                                                                        (Unaudited)
                                                                                        --------------------------
CURRENT ASSETS:
  Cash & cash equivalents                                                                $ 609,091         $ 8,321
  Accounts receivable, net of allowance for doubtful accounts of $53,089                 1,015,970         619,190
      and $41,808, respectively.
  Advance to supplier                                                                            -          11,058
  Other receivables                                                                         28,070          12,875
  Due from related parties                                                                  74,930          72,009
  Advance to related parties                                                               426,554         401,764
  Inventory                                                                                204,067         224,640
  Prepaid expense                                                                            5,588           4,235
                                                                                       ---------------------------
               Total current assets                                                      2,364,270       1,354,091

PROPERTY AND EQUIPMENT, net                                                                673,680         681,911

INTANGIBLE ASSETS                                                                           74,171          75,903
                                                                                       ---------------------------
  TOTAL ASSETS                                                                         $ 3,112,121     $ 2,111,905
                                                                                       ===========================
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                       $ 391,715       $ 411,284
  Other payables                                                                            10,030          20,808
  Loan payable bank                                                                        562,901               -
  Unearned revenue                                                                          38,211          59,731
  Advance from shareholders                                                                      -          24,783
  Advance from related party                                                                37,527          24,782
  Due to related party                                                                       4,017               -
  Accrued expenses                                                                          76,223          60,215
  Tax payable                                                                              446,528         287,326
                                                                                       ---------------------------
               Total current liabilities                                                 1,567,152         888,930

STOCKHOLDERS' EQUITY
 Common stock, Authorized, Issued and Outstanding
  5,000,000 shares, no par value                                                           604,120         604,120
  Other comprehensive income                                                                38,782          25,703
  Statutory reserve                                                                        135,942          89,605
  Retained earnings                                                                        766,125         503,547
                                                                                       ---------------------------
               Total stockholders' equity                                                1,544,969       1,222,975
                                                                                       ---------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $ 3,112,121     $ 2,111,905
                                                                                       ===========================

   The accompanying notes are integral part of these financial statements

                    NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.
               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004
                AND THE SIX MONTHS ENDED JUNE 30, 2006 and 2005

                                                              Years Ended December 31,         Six Months Ended June 30,
                                                              2005              2004             2006              2005
                                                                                              (Unaudited)       (Unaudited)
                                                            ---------------------------------------------------------------
Net Revenue                                                 $ 4,841,738      $ 2,259,179      $ 2,552,742       $ 2,163,846

Cost of Revenue                                               3,315,433        1,572,029        1,620,035         1,521,126
                                                            ---------------------------------------------------------------
Gross Profit                                                  1,526,305          687,150          932,707           642,720

Operating expenses

    Selling expenses                                            483,056          345,876          305,126           226,779
    General and administrative expenses                         286,243          178,550          168,040           117,620
                                                            ---------------------------------------------------------------
                Total operating expenses                        769,299          524,426          473,166           344,399
                                                            ---------------------------------------------------------------
Income from operations                                          757,006          162,724          459,541           298,321

Non-operating income (expense):

Interest expense                                                (17,817)         (25,225)          (1,953)          (12,018)

Other income (expense)                                          (36,801)          (1,276)           3,480              (526)
                                                            ---------------------------------------------------------------
                Total non-operating income (expense)            (54,618)         (26,501)           1,527           (12,544)
                                                            ---------------------------------------------------------------
Income before income tax                                        702,388          136,223          461,068           285,777

Income tax                                                      231,788           44,954          152,153            94,306
                                                            ---------------------------------------------------------------
Net income                                                     $470,600          $91,269         $308,915          $191,471

Other comprehensive income

    Foreign currency translation gain                            25,699                4           13,079                 4
                                                            ---------------------------------------------------------------
Comprehensive Income                                           $496,299          $91,273         $321,994          $191,475
                                                            ===============================================================
Weighted average shares outstanding:
                Basic and diluted                             5,000,000        5,000,000        5,000,000         5,000,000
                                                            ===============================================================
Earnings per share:
                Basic and diluted                                 $0.09            $0.02            $0.06             $0.04
                                                            ===============================================================

    The accompanying notes are an integral part of these financial statements

                    NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                AND THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                                         Years Ended December 31, Six Months Ended June 30,
                                                                        ----------------------------------------------------
                                                                            2005         2004         2006          2005
                                                                        ----------------------------------------------------
                                                                                                   (Unaudited)   (Unaudited)
                                                                        ----------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                              $ 470,600    $ 91,269       $ 308,915  $ 191,471
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                             68,143      58,063          39,550     32,441
    Loss on disposal of property and equipment                               28,160         648               -        453
    Amortization                                                              3,713       1,530           2,441      1,571
    (Increase)/decrease in assets:
           Accounts receivable                                             (446,051)    (21,710)       (389,052)  (556,685)
           Other receivable                                                  14,931       2,593         (15,002)    27,106
           Inventory                                                        152,023    (245,373)         22,599     90,408
           Due from related party                                           (69,282)     (1,626)         (2,227)   (41,793)
           Prepaid expense                                                   (4,171)          -          (1,306)    (7,531)
           Advance to supplier                                                  775     (11,550)         11,110      8,854
    Increase /( decrease) in liabilities:
           Accounts payable                                                 161,294      19,891         (23,363)   145,833
           Unearned revenue                                                  49,626       9,113         (21,983)    84,427
           Other payable                                                     20,495           -         (10,924)    20,423
           Due to related party                                             (18,319)     18,135           3,998    (18,136)
           Accrued expenses                                                  22,643       9,959          15,363     20,077
           Tax payable                                                      223,585      44,992         155,732     90,981
                                                                        ----------------------------------------------------
   Net cash provided by operating activities                                678,165     (24,066)         95,851     89,900
                                                                        ----------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                                   (93,051)    (38,103)        (24,914)   (60,406)
    Acquisition intangible assets                                            (8,920)          -               -     (7,249)
    Proceed from sale of property and equipment                                   -       2,851               -          -
                                                                        ----------------------------------------------------
   Net cash used in investing activities                                   (101,971)    (35,252)        (24,914)   (67,655)
                                                                        ----------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Advance from shareholders                                                61,023      60,410               -     20,096
    Repayment to shareholders                                               (97,637)          -         (24,899)   (60,412)
    Advance from related parties                                             29,368           -          49,798     72,494
    Repayment to related parties                                             (4,959)          -         (37,349)    (4,909)
    Advance to related parties                                             (788,825)          -         (65,371)         -
    Collection from related parties                                         393,112           -          44,495          -
    Payment of note payable                                               (427,163)    (427,163)              -          -
    Proceeds from loans                                                                 427,163         560,238
    Collection on subscription receivable                                   157,712      12,082               -     36,247
                                                                        ----------------------------------------------------
   Net cash provided by (used in) financing activities                     (677,369)     72,492         526,912     63,516
                                                                        ----------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                 14,860     (12,128)          2,921     12,131

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                          (86,315)      1,046         600,770     97,891

CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD                               94,636      93,590           8,321     94,636
                                                                        ----------------------------------------------------
CASH & CASH EQUIVALENTS AT END OF PERIOD                                    $ 8,321    $ 94,636       $ 609,091  $ 192,528
                                                                        ====================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                             18,577      26,596           2,294     12,488
                                                                        ====================================================
   Income taxes paid                                                       5,198.55           -               -          -
                                                                        ====================================================

    The accompanying notes are an integral part of these financial statements

                    NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR YEARS ENDED DECEMBER 31, 2005 AND 2004

                                             Common Stock
                                             ------------
                                                                                   Other                                   Total
                                                                 Subscription  Comprehensive   Statutory     Retained  Stockholders'
                                           Shares       Amount    Receivable       Income       Reserve      Earnings      Equity
                                          ---------    ---------  -----------  -------------   ---------     ---------  ------------
Balance January 1, 2004                   5,000,000    $ 604,120  $ (169,795)    $        -      $ 5,324      $ 25,960    $  465,609

Cumulative translation adjustment                                                         4                                        4

Net income for the year ended
 December 31, 2004                                                                                              91,269        91,269

Reduction of subscription receivable                                  12,082                                                  12,082

Transfer to statutory reserve                                                                     13,690       (13,690)            -
                                          ------------------------------------------------------------------------------------------
Balance December 31, 2004                 5,000,000      604,120    (157,712)             4       19,015       103,538       568,965

Reduction of subscription receivable                                 157,712                                                 157,712

Change in foreign currency translation gain                                          25,699                                   25,699

Net income for the year ended
 December 31, 2005                                                                                             470,599       470,599

Transfer to statutory reserve                                                                     70,590       (70,590)            -
                                          ------------------------------------------------------------------------------------------
Balance December 31, 2005                 5,000,000    $ 604,120    $      -     $   25,703     $ 89,605      $503,547    $1,222,975
                                          ==========================================================================================

     The accompanying notes are an integral part of these financial statements

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


Note 1 - Organization and Basis of Presentation

Organization and Line of Business
---------------------------------

Nanchang Best Animal Husbandry Co, Ltd. ("Best" or the "Company") was incorporated on May 15, 1995. Best is engaged in the research & development, manufacture, marketing, distribution and sale of pre-mix fodder blended feed and feed additives primarily for use in China's domestic pork husbandry market. Best operates a production plants in Nanchang City and sells to distributors and large-scale swine farms.

Basis of Presentation
---------------------

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars.

Foreign Currency Translation

The accounts of the Company are maintained, in the Chinese Yuan Renminbi (CNY). The financial statements have been translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standard ("SFAS") No. 52, "Foreign Currency Translation," with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity is translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." Gains and losses from foreign currency transactions are reflected in the income statement.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


Accounts and Other Receivable
-----------------------------

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Advances to Suppliers
--------------------

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. At December 31, 2005 the Company had advances to suppliers in the amount of $11,058.

Inventory
---------

Inventory is stated at the lower of cost, as determined by weighted-average method, or market. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Property and Equipment
----------------------

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Office equipment                5 years
Operating equipment            10 years
Vehicles                        5 years
Buildings                      20 years

The following are the details of the property and equipment at:

                                         June 30, 2006     December 31, 2005
                                         -------------     -----------------
Office equipment                         $      20,858      $     17,704
Operating equipment                            245,570           243,261
Vehicles                                       139,023           118,576
Buildings                                      523,700           516,076
                                         -------------      ------------
                                               929,151           895,617
Less accumulated depreciation                 (255,471)         (213,706)
                                         -------------      ------------
                                         $     673,680      $    681,911
                                         =============      ============

Depreciation expense for the years ended December 31, 2005 and 2004 was $68,143 and $58,063, respectively. Depreciation expense for the six months ended June 30, 2006 and 2005 was $39,550 and $32,441, respectively.

                   Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


Intangible Assets

Intangible assets consist of right to use land and computer software.

Net intangible assets at June 30, 2006 and December 31, 2005 are as follows:

       ------------------------------------------------- ------------- ------------
                                                            June 30,   December 31,
                                                              2006        2005

       ------------------------------------------------- ------------- ------------
        Land use right                                      $76,506      $ 76,506
       ------------------------------------------------- ------------- ------------
        Computer software                                     8,831         7,249
                                                             ------        -------
       ------------------------------------------------- ------------- ------------
                                                             85,337        83,755
        ------------------------------------------------- ------------- ------------
       Accumulated amortization                             (11,166)       (7,852)
                                                             ------        -------
        ------------------------------------------------- ------------- ------------
                                                            $74,171       $75,903
       -------------------------------------------------  ============= ============

Per the People's Republic of China's governmental regulations, the Government owns all land. The Company leases land per a real estate contract with the government of the People's Republic of China for a period from January 2000 through January 2050.

Right to use land is amortized over a period of 50 years. Computer software is amortized over a period of 3 years.

Amortization expense for the Company's intangible assets for the years ended December 31, 2005 and 2004 was $3,713 and $1,530, respectively. Amortization expense for the six months ended June 30, 2006 and 2005 was $2,441 and $1,571, respectively.

Amortization expenses for the Company's intangible assets over the next five fiscal years are estimated to be: 2006-$4,610, 2007-$4,610, 2008-$2,399,
2009-$1,577 and 2010-$1,577.

Revenue Recognition
-------------------

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company is not subject to VAT Payment or withholdings.

The Company gives volume rebates to certain customers based on volume achieved.

Sales rebates and returns included in the Company's revenues were $41,177 and $2,448 for the years ended December 31, 2005 and 2004, respectively, and $12,474 and $19,626 for the six months ended June 30, 2006 and 2005, respectively.

Advertising Costs
-----------------

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2005 and 2004 were $18,776 and $17,640, respectively, and $5,034 and $11,112 for the six months ended June 30, 2006 and 2005, respectively.

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


Stock-Based Compensation
------------------------

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options have been granted for the years ended December 31, 2005 or in prior years.

Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2005 and June 30, 2006, there was no significant book to tax differences.

Basic and Diluted Earning Per Share
-----------------------------------

Earning per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net earning per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows
-----------------------

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


Segment Reporting
-----------------

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in The
People's Republic of China. All of the Company's assets are located in The People's Republic of China.

Recent Pronouncements
---------------------

In December 2004, the FASB issued SFAS Statement No. 123R, "Share-Based Payment, an Amendment of SFAS Statement No. 123" ("SFAS No. 123R"). SFAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.


In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," an amendment of FASB Statement No. 140. SFAS No. 156 permits entities to choose to either subsequently measure servicing rights at fair value and report changes in fair value in earnings or amortize servicing rights in proportion to and over the estimated net servicing income or loss and assess to rights for impairment or the need for an increased obligation. FAS No. 156 also clarifies when a servicer should separately recognize servicing assets and

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


liabilities, requires all separately recognized assets and liabilities to be initially measured at fair value, if practicable, permits a one-time reclassification of available-for-sales securities to trading securities by an entity with recognized servicing rights and requires additional disclosures for all separately recognized servicing assets and liabilities. FAS No. 156 is effective as of the beginning of an entity's fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company's results of operations, financial position or cash flows.

In July 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company's results of operations, financial position or cash flows.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

Note 3- Loan payable bank

At December 31, 2004, the Company had a short-term bank loan of $422,884 with an interest rate of 5.841 %, payable monthly. The loan term was from September 20, 2004 to September 16, 2005. This loan was collateralized by the Company's office building, workshop, employee dorms and use right of land. The loan was repaid on September 17, 2005.

At June 30, 2006, the Company has a short-term loan bank loan of $562,901 with an interest rate of 7.02 %, payable monthly .The term of the loan is from May 18, 2006 to May 17, 2007. This loan is collateralized by the Company's office building, workshop, employee dorms and use right of land.

Note 4 - Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $25,755 and $25,019 for the years ended December 31, 2005 and 2004, and $18,316 and $12,837 for the six months ended June 30, 2006 and 2005, respectively.

Note 5 - Statutory Common Welfare Fund

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to all Chinese companies, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i. Making up cumulative prior years' losses, if any;

ii. Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii. Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


iv. Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company has appropriated $70,590 and $13,690 as reserve for the statutory surplus reserve and welfare fund for the years ended December 31, 2005 and 2004, respectively, and $40,986 and $28,721 for the six months ended June 30, 2006 and 2005, respectively.

Note 6 - Earnings Per Share

Earnings (loss) per share for the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005 is determined by dividing net income
(loss) for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At December 31, 2005 and 2004 and June 30 2006 and 2005, there were no dilutive securities.

Note 7 - Related Party Transactions

Due to related parties and due from related parties represent amounts payable and receivable from related arising from purchases and sales transactions.

Advances to and from related parties and shareholders are non interest bearing and are payable or receivable on demand.

Sales to related parties amounted to $ 188,157, $237,703 and $ 91,592 and $ 106,414 for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2005 and 2006, respectively.

Due from related parties amounted to $ 72,009 and $ 74,930 as of June 30, 2006 and December 31, 2005, respectively.

Purchases from related parties amounted to $18,136, $1,757 and $ 1,757 and $ 0 for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2005 and 2006, respectively.

Due to related parties amounted to $4,017 and $0 as of June 30, 2006 and December 31, 2005, respectively.

Advance to related parties amounted to $426,554 and $401,764 as of June 30, 2006 and December 31, 2005, respectively.

Advance from related parties and shareholders amounted to $ 37,527 and $49,565 as of June 30, 2006 and December 31, 2005, respectively.

The parties are related through one common shareholder who is a majority shareholder in all the related entities.

Note 8 - Income taxes

Local PRC Income Tax

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33%.

                    Nanchang Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2006 and 2005 (Unaudited)


A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows:

                                                             For the Years              For the Six Months
                                                           Ended December 31,              Ended June 30,
                                                           2005          2004           2006        2005
                                                           ------------------           ------------------

            Tax provision (credit) at statutory rate        34%           34%            34%         34%

            Foreign tax rate difference                     (1%)          (1%)           (1%)        (1%)
                                                           ------------------           ------------------
                                                            33%           33%            33%         33%
                                                           ==================           ==================

Note 9 - Subsequent events

(a) In accordance with the terms of an agreement between the Company and the foreign investor, a British Virgin Island (BVI) company, the BVI company is required to invest RMB 1, 756,800 ( approximately $ 220,000) for a 26% interest in the Company. The investment was approved by the local government in the second quarter of 2006. A new business license was issued to the company on June 20, 2006. With the completion of the investment, the Company became a Sino-Foreign Joint Venture incorporated in the people's republic of china. As of June 30, 2006, the shares were not issued nor was the related consideration received by the Company.

(b) In July 2006, as a result of approximately 26% investment by a foreign investor in the Company mentioned above, the Company became a Sino-Foreign Joint Venture. Pursuant to the Chinese income tax law, the company is fully exempt from income tax for a period of two years from July 14, 2006 to July 14, 2008, followed by a reduced tax rate of 15% for the next three years. Concurrent with the exemption, the tax authorities waived approximately RMB 3.5 million in taxes due up to June 30, 2006.

The effect of the change of tax status will be accounted for in accordance with Statement of Financial Accounting Standard (SFAS) 109, par. 28, which states that the effect of a change in tax status is computed as of the date of change and is included in the tax provision for continuing operations. Management believes that the local tax authorities would not have waived past taxes had it not been for the change in the Company's tax status.